Exhibit 99.1[1]

SUPPORTSOFT DELIVERS RECORD RESULTS AND NINTH CONSECUTIVE

QUARTER OF GROWTH

22% Year over Year Revenue Growth; EPS of $0.07

Redwood City, Calif., October 16, 2003 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of real-time service management software, today reported financial results for its third quarter ended September 30, 2003.

Revenue for the third quarter 2003 was $13.5 million, a 22% increase from $11.1 million for the same period last year and a 7% increase from $12.6 million for the previous quarter. Net income on a GAAP basis for the quarter was $2.6 million or $0.07 per share, compared with net income of $37,000 or $0.00 per share a year ago and net income of $2.0 million or $0.06 per share for the previous quarter.

Revenue for the nine-month period ended September 30, 2003 was $38.1 million, a 30% increase from $29.3 million for the same period last year. Net income on a GAAP basis was $6.1 million or $0.17 per share, compared with a net loss of $4.6 million or a net loss per share of $0.14 for the same period in 2002.

The Company increased cash and cash equivalents by $4.0 million in the third quarter to $37.4 million, which compares favorably to a cash balance of $30.6 million at December 31, 2002. SupportSoft has been cash flow positive for seven consecutive quarters. Deferred revenues were $20.0 million at September 30, 2003 versus $15.1 million at June 30, 2003 and $14.3 million at December 31, 2002.

“This quarter is all about performance and momentum,” said Radha Basu, Chairman and CEO of SupportSoft. “Over the past two years we have continually focused our energies on execution and have delivered excellent results in spite of the difficult market conditions. The third quarter was yet another record quarter for revenues and earnings and marks our ninth consecutive quarter of revenue growth. We also achieved key customer wins in both our enterprise and digital service provider markets. We believe our financial results, along with our market and technology leadership in technical service and support, will provide us with a great platform from which to continue to grow SupportSoft to the next level.”

Recent Highlights:

•	SupportSoft received orders from 6 new customers and 12 existing customers, including Adelphia Communications, BT, Comcast Cable Communications, Lockheed Martin and Time Warner Cable. SupportSoft received 3 orders for more than $1 million each, including 2 orders of $5 million or more.

Enterprise Highlights:

•	A leading national retailer of financial services selected SupportSoft to provide a unified infrastructure to address all aspects of technical service and support for their entire employee population.

1 The material contained in this Exhibit 99.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	Lockheed Martin expanded its relationship with SupportSoft to provide service and support automation software to 15,000 employees of its Space Systems unit for knowledge-enabled self-service and assisted service, mass healing and integration with its existing call-tracking system.

Broadband Service Provider Highlights:

•	Adelphia Communications, the nation’s fifth largest broadband cable provider, chose SupportSoft’s end-to-end automation software to support Adelphia’s more than 900,000 broadband subscribers. Adelphia purchased SupportSoft’s SmartAccess™, Service Automation Suite™, HomeNet™, and Knowledge Center™ software products for the lifecycle management of their broadband subscribers.

•	Time Warner Cable, provider of high-speed broadband services to 2.9 million residential customers, selected SupportSoft for service automation, from installation to ongoing support and value-added services.

•	On a global basis, SupportSoft now counts 11 leading cable and DSL service providers as customers for its service and support automation solutions, representing more than 14 million subscribers.

Product Highlights:

•	IBM and SupportSoft announced an agreement to integrate and co-market SupportSoft’s Mobile Device Management capabilities with IBM’s Websphere Device Management software as a part of IBM’s expanded pervasive computing portfolio.

•	SupportSoft’s will host its fourth annual Worldwide User Forum, to be held October 27 to 29 in San Francisco, CA. Presentations from executives at more than 20 leading companies — including ADP, BellSouth, BT, Comcast, IBM, Procter & Gamble and Scientific-Atlanta — will provide a first hand look at how real-time service management automation is helping transform their businesses by driving down operational costs while driving up customer satisfaction and productivity.

Earnings Call:

SupportSoft will host a conference call discussing the Company’s third quarter results on Thursday, October 16, 2003 starting at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing 800-428-6051 and entering passcode 309491.

About SupportSoft

SupportSoft (Nasdaq: SPRT) is a leading provider of real-time service management software designed to accelerate and automate enterprise technical support, customer service and IT infrastructure management. Enterprises that have purchased our products and services include: ADP, Bank of America, Cisco Systems, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that have purchased our products to provide outsourced services to enterprises include: Accenture, ACS, CompuCom, CSC, IBM Global Services and Perot Systems. Digital service providers incorporating our software into their service offerings include: Adelphia Communications, BellSouth, Charter Communications, Comcast Communications, Cox Communications, SBC Communications and TeliaSonera. For more information, please visit www.supportsoft.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to, SupportSoft’s belief that its market and technology leadership will provide it with a great platform from which to continue to grow and SupportSoft’s current and future products and the expected benefits and usage of such products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its support and service automation products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, its ability to expand its international operations, its failure to manage growth effectively, the inability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to integrate third-party technologies, its ability to establish and expand third-party alliances, its ability to compete successfully in the support and service automation market, the loss of the services of its key personnel, system failures that may cause an interruption in its customers’ ability to use its products or services, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Factors Affecting our Business and Operating Results” in its Annual Report on Form 10-K, and Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries: Scott Wilson (650) 556-8515 ir@supportsoft.com	For Media Relations Inquiries: Joi Deaser (650) 556-8930 pr@supportsoft.com

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Revenue:
License fees	$8,562	$10,446	$22,148	$29,686
Services	2,551	3,086	7,196	8,451

Total revenue	11,113	13,532	29,344	38,137

Costs and expenses:
Cost of license fees	67	90	197	270
Cost of services	1,448	1,476	4,384	4,990
Amortization of purchased technology	385	—	1,581	—
Research and development	2,228	2,195	6,698	6,818
Sales and marketing	5,741	5,913	16,833	16,059
General and administrative	1,490	1,238	4,177	3,925
Amortization of deferred stock compensation	—	—	578	—

Total costs and expenses	11,359	10,912	34,448	32,062
Income (loss) from operations	(246)	2,620	(5,104)	6,075
Interest income and other, net	283	80	513	311

Income (loss) before income taxes	37	2,700	(4,591)	6,386
Income tax expense	—	(139)	—	(331)

Net income (loss)	37	2,561	(4,591)	6,055

Net income (loss) per share:
Basic	$0.00	$0.07	$(0.14)	$0.18

Diluted	$0.00	$0.07	$(0.14)	$0.17

Shares used in computing per share amounts:
Basic	32,643	34,173	32,290	33,705

Diluted	34,074	37,918	32,290	36,404

4

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	September 30, 2003

		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$30,615	$37,406
Accounts receivable, net	7,695	14,234
Other current assets	2,452	2,857

Total current assets	40,762	54,497
Property and equipment, net	1,251	758
Other assets	147	127

Total assets	$42,160	$55,382

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued compensation	$1,981	$1,719
Other accrued liabilities	2,199	1,694
Capital lease obligations, current portion	511	—
Deferred revenue	14,255	20,043

Total current liabilities	18,946	23,456
Capital lease obligations, net of current portion	67	—
Stockholders’ equity:
Common stock	3	3
Additional paid-in-capital	108,253	110,765
Other comprehensive income	(155)	57
Accumulated deficit	(84,954)	(78,899)

Stockholders’ equity	23,147	31,926

Total liabilities and stockholders’ equity	$42,160	$55,382

The material contained in this Exhibit 99.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.